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                                                                  Exhibit 99(j)

                  CONSENT OF INDEPENDENT REGISTERED
                      PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Condensed Financial Information" and "Officers and Directors" in the Mairs and Power Growth Fund, Inc. Prospectus and "Table of Contents," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Mairs and Power Growth Fund, Inc. Statement of Additional Information.

We also consent to the incorporation by reference of our report dated January 19, 2005, in the Statement of Additional Information, Prospectus, and Registration Statement (Form N-1A) of Mairs and Power Growth Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 58 under the Securities Act of 1933 (Registration No. 2-14290) and Amendment No. 58 under the Investment Company Act of 1940 (Registration No. 811-802).


                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
February 25, 2005